Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

●	Registration Statement (Form S-8 No. 333-231618) of Applied Therapeutics, Inc.,
●	Registration Statement (Form S-8 No. 333-255018) of Applied Therapeutics, Inc, and
●	Registration Statement (Form S-3 No. 333-238948) of Applied Therapeutics, Inc.

of our report dated March 23, 2023, with respect to the financial statements of Applied Therapeutics, Inc. included in this Annual Report (Form 10-K) of Applied Therapeutics for the year ended December 31, 2022.

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/s/ Ernst & Young LLP
New York, New York
March 23, 2023